Distributor Franchise Agreement, dated as of July 19, 1995, between the Registrant and CITGO Petroleum Corporation

                         DISTRIBUTOR FRANCHISE AGREEMENT

Between CITGO Petroleum Corporation and BOWLIN'S INCORPORATED


                                     NOTICE

As a Franchised Distributor, under this agreement you will be entitled to the Protections of the Petroleum Marketing Practices Act, a federal law which was enacted on June 19, 1978. Title I of this law is intended to protect you against any arbitrary or discriminatory termination or non-renewal of your Franchise. CITGO Petroleum Corporation, as a Franchisor, is required to provide you with a summary of title I of the Petroleum Marketing Practices Act whenever notification of termination or non-renewal of your franchise is given. However, CITGO wishes to ensure that you are totally familiar with your rights in this regard even prior to executing this Franchise Agreement. Accordingly, on page i through iii herein we have produced the concise summary of the provisions of Title I as prepared and published by the secretary of energy in the Federal Register. Please review this summary carefully. You should resolve with your lawyer or other appropriate parties any questions you might have, prior to executing this franchise.

                             OFFICE OF THE SECRETARY
                       SUMMARY OF TITLE I OF THE PETROLEUM
                             MARKETING PRACTICES ACT

AGENCY: Department of Energy.

ACTION: Notice

SUMMARY: This notice contains a summary of title I of the Petroleum Marketing Practices Act, a new Federal law enacted on June 19. 1978. The law is intended to protect franchised distributors and retailers of gasoline and diesel motor-fuel against arbitrary or discriminatory termination or non-renewal of franchises. The summary describes the reasons for which a franchise may be terminated or not renewed under the new law, the responsibilities of franchisors. and the remedies and relief available to franchisees. Franchisors must give franchisees copies of their summary contained in this notice whenever notification of termination or nonrenewal of a franchise is given.

FOR FURTHER INFORMATION CONTACT:

     William C. Lane, Jr., Office of Competition. Department of Energy. 20 Massachusetts Avenue NW., Room 7123. Washington, D.C. 20845,202-376-9495. Michael Paige or Judith H. Garfield, Office of General Counsel, Department of Energy, 12th and Pennsylvania Avenue NW., Room 5134, Washington, D.C. 20461, 202-566-9565 or 202-566-2085.

SUPPLEMENTARY INFORMATION: Title I of the Petroleum Marketing Practices Act. Pub- L. 95-297 (the "Act"), enacted on June 19, 1978, provides for the protection of franchised distributors and retailers of motor fuel by establishing minimum Federal standards governing the termination of franchises and the nonrenewal of franchise relationships by the franchisor or distributor of such fuel. Section 104(d)(1) of the Act provides that the Secretary of Energy shall prepare and publish in the FEDERAL REGISTER. not later than 30 days after enactment of the Act, a simple and concise summary of the provisions of title 1, including a statement of the respective responsibilities of; and the remedies and relief available to. franchisors and franchisees. under that title.

     As required by section 104(d)(1) of the Act, the following is a summary statement of the respective responsibilities of. and the remedies and relief available to. franchisors and franchisees. Franchisors must give copies of this summary statement to their franchisees when entering an agreement to terminate the franchise or of to renew the franchise relationship, and when giving notification of termination or nonrenewal. In addition to the summary of the provisions of title 1, a more detailed description of the definition contained in the Act and of the legal remedies available to franchisees is also included in this notice, following the summary statement.

                                     NOTICES
                        SUMMARY OF LEGALS RIGHTS OF MOTOR
                                 FUEL FRANCHISES

     This is a summary of the franchise protection provisions of the Federal Petroleum Marketing Practices Act. This summary must be given to you. as a person holding a franchise for the sale. consignment or distribution of gasoline or diesel motor fuel. in connection with any termination or nonrenewal of your franchise by your franchising company (referred to in this summary as your supplier).

     The franchise protection provisions of the Act apply to a variety of franchise arrangements- The term "franchise" is broadly defined as a license to use a motor fuel trademark which is owned or controlled by a refiner, and it includes secondary arrangements such as leases of real property and motor fuel supply agreements which have existed continuously since May 15, 1973 regardless of a subsequent withdrawal of a trademark. Thus, if you have lost the use of a trademark previously granted by your supplier but have continued to receive motor fuel supplies through a continuation of a supply agreement with your supplier, you are protected under the Act.

     You should read this summary carefully, and refer to the act if necessary, to determine whether a proposed termination or nonrenewal of your franchise is lawful, and what legal remedies are available to you if you think the proposed termination or failure to renew is not lawful. In addition. if you think your supplier has failed to comply with the Act. you may wish to consult an attorney in order to enforce your legal rights.

     The Act is intended to protect you, whether you are a distributor or a retailer, from arbitrary of discriminatory termination or nonrenewal of your franchise agreement. To accomplish this, the Act first lists the reasons for which termination or nonrenewal is permitted. Any notice of termination or nonrenewal must state the precise reason, as listed in the Act, for which the particular termination or nonrenewal is being made. These reasons are described below under the headings "Reasons for Termination" and "Reasons for Nonrenewal."

     You should note that the Act does not restrict the reasons which may be given for the termination of a franchise agreement entered into before the June 19, 1978 effective date of the Act. However. any nonrenewal of such a terminated franchise must be based on one of the reasons for nonrenewal summarized below.

     The Act also requires your supplier to give you a written notice of termination or intention not to renew the franchise within certain time periods. These requirements are summarized below. under the heading "Notice Requirements for Termination or Nonrenewal."

     The Act allows trial and interim franchise agreements, which are described below under the heading "Trial and Interim Franchises "below under the heading "Trial and Interim Franchises."

     The Act gives you certain legal rights if your supplier terminates or does not renew your franchise in a way that is not permitted by the Act. These legal rights are described below under the heading .. "Your Legal Rights."

     This summary is intended as a simple and concise description of the general nature of your rights under the Act. For a more detailed description of these rights, You should read the text of the Petroleum Marketing Practices Act itself (Pub. L. 95-297. 92 Stat. 322. 15 U.S.C. 2801).

                           1. REASONS FOR TERMINATION

     The following is a list of the only reasons for which your franchise is permitted to be terminated by the Act. One or more of these reasons must be specified if your franchise was entered into on or after June 19, 1978 and is being terminated. If your franchise was entered into before June 19, 1978. as discussed above, there is no statutory restriction on the reasons for which it may be terminated. If such a franchise is terminated, however, the Act required the supplier to renew the franchise relationship unless one of the reasons listed under this heading or one of the additional reasons for nonrenewal described below under the heading "Reasons for Nonrenewal" exists.

     If your supplier attempts to terminate a franchise which you entered into on or after June 19. 1978 for a reason that is not listed under this heading. you can take the legal action against your supplier that is described below under the heading "Your Legal Rights."

     Noncompliance with franchise agreement. Your supplier may terminate your franchise if you do not comply with a reasonable and important requirement of the franchise relationship. In order to use this reason, your supplier must have learned of this non-compliance recently. The Act limits the time period within which your supplier must have learned of your non-compliance to various periods. the longest of which is 120 days. before you receive notification of the termination.

     Lack of good faith efforts. Your supplier may terminate your franchise if you have not made good faith efforts to carry out the requirements of the franchise, provided you are not first notified in writing that you are not meeting a requirement of the franchise and you are given an opportunity to make a -good faith effort to carry out the requirement. This reason can be used by your supplier only if you fail to make good faith efforts to carry out the requirements of the franchise for a period of 180 days before you, receive the notice of termination.

     Mutual agreement to terminate the franchise. A franchise can be terminated by an agreement in writing between you and your supplier if the agreement is entered into not more than 180 days before the effective date of the termination and you receive a copy of this agreement, together with this Summary statement of your rights under the Act. You may cancel the agreement to terminate within 7 days after you receive a copy of the agreement. by mailing (by certified mail) a written statement to this effect to your supplier.

     Withdrawal from the market area. Under certain conditions. the Act permits your supplier to terminate your franchise if your supplier is withdrawing from marketing activities in the entire geographic area in which you operate. You should read the Act for a more detailed description of the conditions under which market withdrawal terminations are permitted.

     Other events permitting a termination. If your supplier learns within the time period specified in the Act (which in no case is more than 120 days prior to the termination notice) that one of the following events has occurred, your supplier may terminate your franchise agreement:

     (1) Fraud or criminal misconduct by you that relates to the operation of your marketing premises.

     (2) You declare bankruptcy or a court determines that you are insolvent.

     (3) You have a severe physical or mental disability lasting at least 3 months which makes you unable to provide for the continued proper operation of the marketing premises.

     (4) Expiration of your supplier's underlying lease to the leased marketing premises, if you were given written notice before the beginning of the term in the franchise of the duration of the underlying lease and that the underlying lease might expire and not be renewed during the term of the franchise.

     (5) Condemnation or other taking by the government, in whole or in part of the marketing premises pursuant to the power of eminent domain. If the termination is based on a condemnation or other taking. your supplier must give you a fair share of any compensation which he receives for any loss of business opportunity or good will,

     (6) Loss of your supplier's right to grant the use of the trademark that is the subject of the franchise. unless the loss was because of bad faith actions by your supplier relating to trademark abuse violation of Federal or State law, or other fault or negligence.

     (7) Destruction (other than by your supplier) of all or a substantial part of your marketing premises. If their termination is based on the destruction of the marketing premises and if the premises are rebuilt or replaced by your supplier and operated under a franchise. your supplier must give you a right of first refusal to this new franchise.

     (8) Your failure to make payments to your supplier of any sums to which your supplier is legally entitled.

     (9) Your failure to operate the marketing premises for 7 consecutive days, or any shorter period of time which taking into account facts and circumstances, amounts to an unreasonable period of time not to operate.

     (10) Your intentional adulteration. mislabeling or misbranding of motor fuels or other trademark violations.

     (11) Your failure to Comply with Federal. State. or local laws or regulations of which you have knowledge and that relate to the operation of the marketing premises.

     (12) Your conviction of any felony involving moral turpitude.

     (13) Any event that affects the franchise relationship and as a result of which termination is reasonable.

                           II. REASONS FOR NONRENEWAL

     If your supplier gives notice that he does not intend to renew any franchise agreement. the act requires that the reason for nonrenewal must be either one of the reasons for termination listed immediately above. or one of the reasons for nonrenewal listed below.

     Failure to agree on changes or additions to franchise. If you and your supplier fail to agree to changes in the franchise that your supplier in good faith has determined are required. and your supplier's insistence on the changes is not for the purpose of preventing renewal of the franchise. your supplier may decline to renew the franchise.

     Customer complaints. If your supplier has received numerous customer complaints relating to the condition of your marketing premises or to the conduct of any of your employees, and you have failed to take prompt corrective action after having been notified of these complaints, your supplier may decline to renew the franchise.

     Unsafe or unhealthful operations. If you have failed repeatedly to operate your marketing premises in a clean. safe and healthful manner after repeated notices from your supplier. your supplier may decline to renew the franchise.

     Operation of franchise is uneconomical. Under certain conditions specified in the act. your supplier may decline to renew your franchise if he has determined that renewal of the franchise is likely to be uneconomical. Your supplier may also decline to renew your franchise if he has decided to convert your marketing premises to a use other than for the sale of motor fuel. to sell the premises. or to materially alter, add to, or replace the premises.

                          III. NOTICE REQUIREMENTS FOR
                            TERMINATION OR NONRENEWAL

     The following is a description of the requirements for the notice which your supplier must give you before he may terminate your franchise or decline to renew your franchise relationship. These notice requirements apply to all franchise terminations, including franchises entered into before June 19. 1978 and trial and interim franchises. as well as to all nonrenewals of franchise relationships.

     How much notice is required. In most cases. your supplier must give you notice of termination or nonrenewal at least 90 days before the termination or nonrenewal takes effect.

     In circumstances where it would not be reasonable for your supplier to give you 90 days notice, he must give you notice as soon as he can do so. In addition. if the franchise involves leased marketing premises. your supplier may not establish a new franchise relationship involving the same premises until 30 days after notice was given to you or the date the termination or nonrenewal takes effect. whichever is later. If the franchise agreement permits. your supplier may repossess the premises and. in reasonable circumstances. operate them through his employees or agents.

     If the termination or nonrenewal is based upon a determination to withdraw from the marketing of motor fuel in the area. your supplier must give You notice at least 180 days before the termination or nonrenewal takes effect.

     Manner and contents of notice. To be valid. the notice must be in writing and must be sent by certified mail or personally delivered to you. It must contain:

     (1) A statement of your supplier's intention to terminate the franchise or not to renew the franchise relationship. together with his reasons for this action:

     (2) The date the termination or nonrenewal takes effect: and

     (3) A copy of this summary.

                   IV. TRIAL FRANCHISES AND INTERIM FRANCHISES

     The following is a description of the special requirements that apply to trial and interim franchises.

     Trial franchises. A trial franchise is a franchise, entered into on or after June 19. 1978. in which the franchisee has not previously been a party to a franchise with the franchisor and which has an initial term of 1 year or less. A trial franchise must be in writing and must make certain disclosures, including that it is a trial franchise. and that the franchisor has the right not to renew the franchise relationship at the end of the initial term by giving the franchisee proper notice.

     The unexpired portion of a transferred franchise (other than a trial franchise. as described above) does not qualify as described above) does not qualify as a trial franchise.

     In exercising his right not to renew a trial franchise at the end of its initial term. your supplier must comply with the notice requirements described above under the heading "Notice Requirements for Termination or Nonrenewal."

     Interim franchises. An interim franchise is a franchise, entered into on or after June 19, 1978, the duration of which, when combined with the terms of all prior interim franchises between the franchisor and the franchisee. does not exceed 3 years. and which begins immediately after the expiration of a prior franchise involving the same marketing premises which was not renewed. based upon a lawful determination by the franchisor to withdraw from marketing activities in the geographic area in which the franchisee operates.

     An interim franchise must be in writing and must make certain disclosures. including that it is an interim franchise and that the franchisor has the right not to renew the franchise at the end of the term based upon a lawful determination to withdraw from marketing activities in the geographic area in which the franchisee operates.

     In exercising his right not to renew a franchise relationship under an interim franchise at the end of its term, your supplier must comply with the notice requirements described above under the heading "Notice Requirements for Termination or Nonrenewal."

                              V. YOUR LEGAL RIGHTS

     Under the enforcement provision of the Act, you have the right to sue your supplier if he fails to comply with the requirements of the Act. The courts are authorized to grant whatever equitable relief is necessary to remedy the effects of your supplier's failure to comply with the requirements of the Act, including or judgment, mandatory or prohibitive injunctive relief. and interim equitable relief. Actual damages, exemplatry (punitive) damages under certain circumstances and reasonable attorney and expert witness fees are also authorized. For a more detailed description of these legal remedies you should read the text of the Act.

          FURTHER DISCUSSION OF TITLE I DEFINITIONS AND LEGAL REMEDIES

                                 1. DEFINITIONS

     Section 101 of the Petroleum Marketing Practices Act sets forth definitions of the key terms used throughout the franchise protection provisions of the Act. The definitions from the Act which are listed below are of those terms which are most essential for purposes of the foregoing summary statement. (You should consult section 101 of the Act for addition of definitions not included here.)

     Franchise. A franchise is any contract between a refiner and a distributor, between a refiner and a retailer, between a distributor and another distributor, between a distributor and a retailer. under which a refiner or distributor (as the case may be) authorizes or permits a retailer or distributor to use, in connection with the sale, consignment, or distribution of motor fuel, a trademark which is owned or controlled by such refiner or by a refiner which supplies motor fuel to the distributor which authorizes or permits such use.

     The term "franchise" includes any contract under which a retailer or distributor (as the case may be) is authorized or permitted to occupy leased marketing premises, which premises are to be employed in connection with the sale. consignment, or distribution of motor fuel under a trademark which is owned or controlled by such refiner or by a refiner which supplies motor fuel to the distributor which authorizes or permits such occupancy. The term also includes any contract pertaining to the supply of motor fuel which is to be sold. consigned or distributed under a trademark owned or controlled by a refiner. or under a contract which has existed continuously since May 15. 1973. and pursuant to which. on May 15. 1973. motor fuel was sold. consigned or distributed under a trademark owned or controlled on such date by a refiner. The unexpired portion of a transferred franchise is also included in the definition of the term.

     Franchise relationship. The term "franchise relationship" refers to the respective motor fuel marketing or distribution obligations and responsibilities of a franchisor and a franchisee which result from the marketing of motor fuel under a franchise.

     Franchisee.  A franchisee is a retailer or distributor who is authorized or
permitted   under a franchise   to use a trademark in connection  with the sale.
consignment. or distribution of motor fuel.

     Franchisor. A franchisor is a refiner or distributor who authorizes or permits. under a franchise. a retailer or distributor to use a trademark in connection with the sat . e. consignment. or distribution of motor fuel.

     Marketing premises. Marketing premises are the premises which, under a franchise. are to be employed by the franchisee in connection with the sale. consignment. or distribution of motor fuel.

     Leased Marketing premises. Leased marketing premises are marketing premises owned, leased, or in any way controlled by a franchisor and which the franchisee is authorized or permitted. under the franchise. to employ in connection with the sale. consignment. or distribution of motor fuel.

     Fail to renew and nonrenewal. The terms "fail to renew" and "nonrenewal" refer to a failure to reinstate, continue, or extend a franchise relationship
(1) at the conclusion of the term, or on the expiration date, stated in the relevant franchise, (2) at any time, in the case of the relevant which does not state a term of duration or an expiration date, or (3) following a termination (on or after June 19, 1978) of the relevant franchise which was entered into prior to June 19, 1978 and has not been renewed after such date.

                         II. LEGAL REMEDIES AVAILABLE TO
                                   FRANCHISEE

     The following is a more detailed description of the remedies available to the franchisee if a franchise is terminated or not renewed in a way that fails to comply with the Act.

     Franchisee's right to sue. A franchisee may bring a civil action in United States District Court against a franchisor who does not comply with the requirements of the Act. The action must be brought within one year after the date of termination or nonrenewal or the date the franchisor fails to comply with the requirements of the law. whichever is later.

     Equitable relief. Courts are authorized to grant whatever equitable relief is necessary to remedy the effects of a violation of the law's requirements. Courts are directed to grant a preliminary injunction if the franchisee shows that there are sufficiently serious questions, going to the merits of the case, to make them a fair ground for litigation, and if, on balance. the hardship which the, franchisee would suffer if the preliminary injunction is not granted will be greater than the hardship which the franchisor would suffer if such relief is granted.

     Courts are not required to order continuation or renewal of the franchise relationship if the action was brought after the expiration of the period during which the franchisee was on notice concerning the franchisor's intention to terminate or not renew the franchise agreement.

     Burden of proof. In an action under the Act. the franchisee has the burden of proving that the franchise was terminated or not renewed. The franchisor has the burden of proving, as an affirmative defense, that the termination or nonrenewal was permitted under the Act and, if applicable, that the franchisor complied with certain other requirements relating to terminations and nonrenewals based on condemnation or destruction of the marketing premises.

     Damages. A franchise who prevails in an action under the Act is entitled to actual damages and reasonable attorney and expert witness fees. If the action was based upon conduct of the franchisor which was in willful disregard of the law's requirements or the franchisee's rights under the law, exemplary (Punitive) damages may be awarded where appropriate. The court, and not the jury. will decide whether to award exemplary damages and, if so, in what amount.

     On the other hand, if the court finds that the franchisee's action is frivolous, it may order the franchisee to pay reasonable attorney and expert witness fees.

     Franchisor's defense to permanent injunctive relief. Courts may not order a continuation or renewal of a franchise relationship if the franchisor shows that the basis of the nonrenewal of the franchise relationship was a determination made in good faith and in the normal course of business:

     (1) To convert the leased marketing premises to a use other than the sale or distribution of motor fuel:

     (2) To materially alter. add to. or replace such premises:

     (3) To sell such premises:

     (4) To withdraw from marketing activities in the geographic area in which such premises are located: or

     (5) That renewal of the franchise relationship is likely to be uneconomical to the franchisor despite any reasonable changes or additions to the franchise provisions which may be acceptable to the franchisee.

     In making this defense, the franchisor also must show that he has complied with the notice requirements of the Act.

     This defense to to permanent injunctive relief, however, does not affect the franchisee's right to recover actual damages and reasonable attorney and expert witness fees if the nonrenewal is otherwise prohibited under.

     Issued in Washington. D.C. on August 23, 1978.

                                        JOHN F. O'LEARY.
                                        Deputy Secretary.

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
                         DISTRIBUTOR FRANCHISE AGREEMENT

     It is agreed this 19th day of July, 1995 between CITGO Petroleum Corporation, a Delaware corporation, having a place of business at One Warren Place, Box 3758, Tulsa, Oklahoma, 74102, hereinafter called "CITGO,"

                                    and   BOWLIN'S INCORPORATED
                                          --------------------------------------

                                          --------------------------------------
                                      a   New Mexico
                                          --------------------------------------

         corporation, having a principal
         office and place of business at  150 LOUISIANA BLVD N.E
                                          --------------------------------------

                                          ALBUQUERQUE, NM     87108
                                          --------------------------------------
                    hereinafter called    "FRANCHISEE."

                                   WITNESSETH:

     WHEREAS, CITGO and Franchisee intend by this Agreement to create a "franchise relationship" within the meaning of the Petroleum Marketing Practices Act; the parties expressly do not intend by this Agreement to create a "franchise" within the meaning of any state law relating to franchises; and

     WHEREAS, CITGO and Franchisee desire to provide for Franchisee's purchase from CITGO of certain petroleum products for resale by Franchisee under CITGO's trademark to consumers and retailers in a manner that will serve the interest of the consuming public and be of benefit to CITGO and Franchisee;

     NOW, THEREFORE, CITGO and Franchisee agree as follows:

1. TERM. This Agreement shall be effective for the term of three (3) years, beginning 10/1/95 and expiring on 9/30/98. Unless validly terminated or non renewed as provided for in the Petroleum Marketing Practices Act, this Agreement shall automatically renew for successive three (3) year periods.

2. QUANTITIES. Franchisee shall purchase and accept hereunder quantities of products as set forth below during the respective monthly periods and CITGO shall sell and deliver the specified quantities of products during the respective monthly periods. Franchisee hereby acknowledges and agrees that the purchase and ratable lifting of the monthly quantities of product specified herein by Franchisee are reasonable, important and of material significance to the franchise relationship. Franchisee understands and agrees that any failure by Franchisee to purchase and accept a minimum of ninety percent (90%) of the monthly quantity of gasoline or diesel fuel listed below during any month on a ratable basis shall be a violation of this Agreement. Franchisee shall have the right to purchase up to one hundred and ten percent (110%) of the monthly quantity of gasoline and/or diesel fuel as set forth below. However, CITGO shall have no obligation at any time to provide more than one hundred and ten percent (1 10%) of such volumes during any month. The monthly quantities of product set forth below are based on the sales of motor fuels projected by the Franchisee at locations that CITGO has approved for branding with the CITGO trade name and trademark. In the event that CITGO agrees to brand additional locations, the monthly quantities of products set forth below shall automatically be increased by the projected sales of motor fuels at the newly branded locations. Likewise, if any location is debranded, the monthly quantities of product set forth below shall automatically be decreased by the projected sales at such formerly branded location. These automatic increases/decreases shall be effective beginning with the month in which the installation, or removal and return, of the CITGO sign and equipment is completed, and shall be confirmed by an Amendment to this Agreement. Franchisee and CITGO agree that they will review the addition or deletion of branded outlets at least on an annual basis. Franchisee agrees that the monthly quantity of gasoline set forth below shall be purchased and be lifted on a ratable basis during the month in the following ratio:

         Unleaded Regular  075      %       Mid-grade Unleaded     010        %
                          -----------                             -------------

         Premium Unleaded  015      %                                         %
                          ----------        ------------------    -------------

Franchisee shall have the right to request a variation of the ratio of gasoline grades set forth above by making a written request to CITGO. Timely requests to modify the gasoline grade ratio shall be honored by CITGO to the best of its ability.

                                          GASOLINE
                                          --------
        January                            150,000
        February                           150,000
        March                              175,000
        April                              200,000
        May                                275,000
        June                               275,000
        July                                50,000
        August                              50,000
        September                           75,000
        October                             75,000
        November                           100,000
        December                           100,000
                                        ----------
        TOTAL                            1,675,000
                                        ==========

     Quantities shall be determined at time and place of loading. All measurements with regard to deliveries into marine vessel, pipeline or tank car shall be corrected to 60" F. in accordance with prevailing ASTM procedures. With respect to all other deliveries under this Agreement, Franchisee elects to have quantities determined by liquid measure Gross Gallons/Temperature Corrected (delete inappropriate method) method. In any jurisdiction where applicable law dictates the method of measurement, such method shall be used.

3. DELIVERY OF PRODUCTS. Products will be made available at terminals or other locations selected by CITGO or, at CITGO's election, may be delivered to destination by transportation selected by CITGO. Franchisee shall strictly comply with all applicable rules and regulations of terminals and facilities at which Franchisee receives motor fuel from CITGO. Except as otherwise provided herein, deliveries shall be made in such quantities and at such times as may be reasonably directed by Franchisee, subject to CITGO's right to adequate notice in advance of desired delivery date. Franchisee shall ensure that all trucks, tankers and lines are clean and ready to receive CITGO's motor fuel, so that said fuel is not mixed, blended or adulterated with any other substance or product. CITGO may refuse to make delivery into any vehicle which, in the sole judgment of CITGO, is unsafe or inadequate. Franchisee agrees to provide such proof of insurance as required by CITGO covering Franchisee's liability for any negligent or willful acts it commits in connection with the loading, transporting and delivery of products. Title and risk of loss on all products covered by this Agreement shall pass to Franchisee at the time and place of delivery. Time and place of delivery shall be when and at the point that products pass connections between CITGO's truck rack or pipeline flange and Franchisee or its agent's receiving connections, transport trucks, tank cars, or vessels.

4. PRICES. Franchisee shall pay CITGO's distributor prices in effect at time and place of delivery. Such prices will be established by CITGO on an F.O.B. terminal basis, or other point of sale basis, including at CITGO's election, on a delivered basis. Franchisee shall also pay CITGO amounts equivalent to any tax, duty or impost now or hereafter imposed by the United States and/or any state and/or municipality, and/or any other governmental authority.

5. TERMS OF PAYMENT. Franchisee agrees to pay CITGO in accordance with such terms as CITGO's Credit Department in its sole discretion may from time to time prescribe in writing. These terms of payment are set forth on all CITGO invoices. At the present time, CITGO's credit terms are one percent (1%) Electronic Funds Transfer (EFT) twelve (12) days. The failure by Franchisee to pay any invoice within the terms then prescribed by CITGO's Credit Department may result in the restriction of credit, the denial of access to the petroleum terminals from which Franchisee is authorized to obtain its supply of petroleum products, and shall constitute grounds for termination and/or non-renewal of this Agreement. Franchisee agrees to provide CITGO's Credit Department with a current, audited or certified financial statement within ninety (90) days after the end of each fiscal year, and such other business related information as may be requested by CITGO's Credit Department from time to time.

6. BRANDS AND TRADE NAMES. Subject to the following, CITGO hereby grants to Franchisee, for the term of this Agreement, the right to use CITGO's applicable brand names, trademarks and other forms of CITGO's identification, in the manner established by CITGO from time to time, in connection with the resale by Franchisee of products acquired under CITGO's brand names.

     (a) CITGO reserves the right to control fully the quality and branding of products which may, from time to time, be sold and/or distributed under CITGO's brands and trade names, including the right to terminate or add to such products, or to change the name or names of any products. Franchisee shall sell all branded products delivered hereunder under such brand names, trademarks and trade names of CITGO as may be in use at the time of sale thereof. Franchisee shall not change or alter by any means whatsoever the nature, quality or appearance of any of the products purchased hereunder. However, if Franchisee elects to sell product(s) not purchased or acquired under this Agreement, Franchisee shall not allow nor permit the use of CITGO's brand names, trademarks, trade dress, and all other forms of CITGO identification, in connection with the resale of such product(s). CITGO's "brand names and trademarks," as used herein, include CITGO's logos, brand identification, product and service advertising, credit cards, product names and service marks CITGO's "trade dress" refers to the manner and style of advertising material, including color graphics and art work on product labels, point of sale material, buildings, signs, pumps and other equipment. Any other product(s) shall be clearly identified and labeled in such language. and print at least comparable in size to CITGO's brand names, trademarks, trade dress, and other forms of CITGO identification, used on identical or similar product(s) to make it unmistakably clear that CITGO brand product(s) are not sold and to preclude any likelihood of confusion, mistake or deception of the public. As an example, but not by way of limitation, if a Franchisee sells from a product dispenser a fuel which was not purchased or acquired under this Agreement, the Franchisee shall completely obliterate the CITGO brand names, trademarks, trade dress, and all other forms of CITGO identification with the following designation in print at least comparable in size to the largest CITGO identification which is being used on any similar product dispenser: "NO BRAND, THIS IS NOT A CITGO PRODUCT."
Franchisee agrees that if a customer of the Franchisee requests a CITGO product(s) and such product(s) is not available, the customer of the Franchisee will be orally advised by the Franchisee that such CITGO product(s) is not available. Franchisee hereby agrees to defend, indemnify and hold CITGO harmless from any and all claims, damages, actions or fines (including costs and attorneys' fees actually incurred) arising out of Franchisee's purchase, storage or sale of non-CITGO products.

     (b) Franchisee recognizes that the identification, trademark and brand names of CITGO are the property of CITGO and that CITGO's requirements as herein stated relating to the use of such identification and distributor's advertising (to include motor vehicles and dispensing equipment) are reasonable and of material significance to the franchise relationship. Accordingly, it is further agreed that a failure by the Franchisee to comply with the terms and provisions of this Section 6 shall constitute grounds for termination and/or non-renewal of this Agreement.

     (c) All signs, poles and identification items furnished or leased to Franchisee by CITGO, for display at premises through which Franchisee supplies products for resale, shall be erected, installed and maintained in accordance with CITGO's specifications, shall remain the property of CITGO and shall be detached by the Franchisee, or by CITGO (at Franchisee's expense), at CITGO's option, from the premises and be safely stored and made available for repossession by CITGO upon CITGO's request. Franchisee agrees to obtain written acknowledgment on forms satisfactory to CITGO, from the owner and/or occupant at each of said premises, of CITGO's ownership of said signs, poles and identification items and of the right of Franchisee or CITGO or their agents to remove same from the premises at any time. Franchisee understands and agrees that CITGO identification items will only be provided for those premises that fulfill CITGO's standards and requirements. Therefore, Franchisee shall not make available or erect any such CITGO identification items at any location that has not been approved in writing by CITGO nor shall Franchisee relocate any CITGO identification items without CITGO's prior written consent. Franchisee hereby agrees to install all said signs, poles and identification items in accordance with CITGO's specifications and to maintain all said equipment in good repair. Franchisee shall bear all responsibility for costs involved in such maintenance and repair as well as removal. Franchisee agrees to purchase insurance sufficient to cover the repair and/or replacement value of all sa7id signs, poles and identification hems. CITGO retains title and all ownership rights in all such signs, poles and identification items. Franchisee agrees that all such signs, poles and identification items will remain at the designated CITGO branded location until such time as CITGO grants its permission in writing to relocate same. Franchisee hereby grants to CITGO the right to enter upon Franchisee's property and each CITGO branded location for the purpose of installing, repairing, maintaining, or removing all signs, poles and identification items at any time during reasonable business hours. Franchisee further agrees to indemnify and hold CITGO harmless from any and all damages and/or claims for damages arising out of the installation, use, repair, maintenance, or removal of all signs, poles and identification items furnished or leased to Franchisee by CITGO.

     (d) In the event that Franchisee terminates this Agreement, or breaches this Agreement which breach results in termination, Franchisee shall reimburse CITGO for its costs and expenses, including costs for material and installation incurred for branding Franchisee's or its customers' service stations and convenience stores (the "Branding Costs"). The amount of Branding Costs to be reimbursed shall be equal to the amount of Branding Costs incurred for a station/store multiplied by a fraction, the numerator being 36 minus the number of months that the station/store was branded CITGO subsequent to the Completion Date and the denominator being 36. For purposes herein, the Completion Date shall mean the date that the station/store was approved by CITGO as a CITGO branded outlet.

7. MINIMUM STANDARDS. Franchisee shall operate or cause to operate retail facilities including all buildings, equipment, restrooms, and driveways which are owned, operated, supplied, leased, licensed or franchised by Franchisee in a clean, neat, safe, lawful and healthful manner, and not in violation of CITGO's rules and image standards. CITGO shall have the right to debrand or require Franchisee to debrand any retail facility failing to meet the provisions of this
Section 7.

8. ALLOCATION. If CITGO, because of a shortage of crude oil, raw materials, products, or refining capacity, either of its own, or of its other regular sources of supply, or in the industry generally, or because of governmental regulations, or for any reason, deems that it may be unable to meet all of its supply requirements, CITGO may allocate its products equitably among its various customers pursuant to a plan, method or formula as CITGO believes fair and reasonable. Franchisee agrees to be bound by any such allocation. During the period of such allocation, the provisions of Paragraph 2 relating to volume requirements shall not be effective, and the quantity deliverable under this Agreement shall then be such quantity as CITGO determines it can equitably allocate to Franchisee. Upon cessation of any such period of allocation neither CITGO nor Buyer shall be obligated to make up any quantities omitted pursuant to the provisions herein.

9. CLAIMS. Any claim for defect or variance in quality of product furnished hereunder shall be made in writing directed to CITGO as herein provided within five (5) days after discovery of the defect or variance. CITGO shall be furnished samples adequate to test the products claimed to be defective and shall be afforded the opportunity to take its own samples. Any and all claims not made within the time and in the manner herein provided shall be deemed waived and released by the Franchisee.

10. CREDIT CARDS. During the term of this franchise, Franchisee shall be entitled to grant credit to holders of credit cards which may be issued by CITGO and/or issued by other companies listed in CITGO's then current credit card regulations, a copy of which has been provided to Franchisee. It is specifically understood that the granting of credit shall be pursuant to the terms and conditions set forth in such credit card regulations including that such credit extension shall be only in conjunction, with the sale of CITGO products and that CITGO shall have the right in its sole discretion to amend or terminate such regulations and discontinue it's credit card program at any time. Franchisee agrees that all credit card invoices which it may transmit and assign to CITGO shall be in conformity with CITGO's credit card regulations and that CITGO may reject or charge back any credit card invoices not conforming to said instructions. Franchisee further agrees that upon such rejection or charge back, the value of the credit card invoices which were rejected or charged back shall become immediately due and owing from Franchisee to CITGO and may be deducted from subsequent checks for payment of credit card invoices. All credit card invoices shall be forwarded by registered mail or other means authorized by CITGO to such place(s), and at such, time intervals, as CITGO may designate, from time to time. Franchisee expressly agrees that CITGO shall have the right but not the obligation to apply the proceeds of credit card invoices or any other credits which may be owing to Franchisee toward the payment of any indebtedness owed by Franchisee to CITGO. Franchisee grants to CITGO a security interest in all credit card invoices and proceeds from such credit card invoices to secure the payment of product purchases from CITGO, and agrees to execute documents reasonably necessary to perfect such security interest.

11. FORCE MAJEURE. In the event that either party hereto is hindered, delayed or prevented by "force majeure" in the performance of this Agreement, the obligation of the party so affected shall be suspended and proportionally abated during the continuance of the force majeure condition and the party so affected shall not be liable in damages or otherwise for its failure to perform. The term "force majeure" as used herein shall mean any cause whatsoever beyond the control of either party hereto, including, but not limited to (a) act of God, flood, fire, explosion, war, riot, strike and other labor disturbance; (b) failure in, or inability to obtain on reasonable terms, raw materials, finished products, transportation facilities, storage facilities and/or manufacturing facilities; (c) diminution, nonexistence or redirection of supplies as a result of compliance by CITGO, voluntary or otherwise, with any request, order, requisition or necessity of the government or any governmental officer, agent or representative purporting to act under authority, or with any governmental or industry rationing, allocation or supply program; and (d) CITGO's inability to meet the demand for its products at CITGO's normal and usual source points for supplying Franchisee, regardless of whether CITGO may have been forced to divert certain supplies from such source points in order to alleviate shortages at other distribution points.

     If by reason of any force majeure condition CITGO shall be unable to supply the requirements of all of its customers of any product covered by this Agreement, CITGO's obligation while such condition exists shall, at its option, be reduced to the extent necessary in its sole judgment and discretion to apportion fairly and reasonably among CITGO's customers the amount of product which it is able to supply. Franchisee shall not hold CITGO responsible in any manner for any losses or damages which Franchisee may claim as a result of any such apportionment. CITGO shall not be required to make up any deficiency in any product not delivered as a result of any such apportionment. In no event shall any force majeure condition affect Franchisee's obligation to pay for product when due.

12. TERMINATION AND NON-RENEWAL CITGO's rights to terminate or elect not to renew this franchise relationship are as specified in Title I of the Petroleum Marketing Practices Act as same may be amended from time to time.

13. HANDLING OF PRODUCTS. (a) Franchisee acknowledges that the petroleum products being sold under this franchise, by their nature, require special precautions in handling and that Franchisee, its employees and agents are fully informed as to governmental regulations and approved procedures relating thereto. Franchisee is solely responsible for compliance with all laws, rules, regulations and orders relative to receiving, transporting, storing, pricing, selling and distributing products covered hereunder. Franchisee is also solely responsible for the proper disposal of waste materials generated at any of the Franchisee's facilities. Franchisee shall also inject into the gasoline such additives and in such amounts as requested by CITGO.

     (b) Franchisee agrees and understands that the regulations of the Environmental Protection Agency require that where motor gasoline is marketed as "unleaded gasoline" such gasoline will not contain more than 0.05 grams of lead per gallon at the retail level and that such regulations may lead to imposition of substantial penalties whenever violations occur. CITGO hereby agrees that it will utilize all necessary and appropriate testing procedures to ensure that the lead concentration in "unleaded gasoline" CITGO sells to Franchisee does not exceed legally acceptable limits. Franchisee agrees that insofar as ft sells unleaded gasoline under CITGO's brand name or trademark, Franchisee will regularly and frequently test its transportation means and all storage tanks from which such product is dispensed so as to ensure that the lead content of such gasoline at no time exceeds the legal limits. Franchisee further covenants that insofar as its aforementioned tests should, at any time reflect that the lead content of such gasoline exceeds 0.04 grams per gallon, it will immediately notify CITGO and take such further action with respect to said gasoline as CITGO may request. Franchisee further agrees to comply with all applicable posting and labeling laws and regulations, including but not limited to those pertaining to octane ratings, lead and oxygenates.

     (c) Franchisee further agrees to comply or to require compliance with all laws, rules and regulations, whether federal, state or local, pertaining to underground storage tanks and lines which hold petroleum products sold t6 Franchisee pursuant to this Agreement including but not limited to those of financial responsibility and/or pollution insurance requirements.

     (d) Franchisee further agrees to indemnify and hold CITGO harmless from any and all damages and/or claims for damages arising out of any violation of this
Section 13.

14. INDEMNITY.

     (a) Franchisee hereby releases and agrees to indemnify and hold CITGO, its agents, servants, employees, successors and assigns, harmless from and against any and all claims, suits, losses, obligations, liabilities, injuries, and damages, including attorneys' fees and costs of litigation, for death, personal injury, property damage or other claim arising out of any failure by Franchisee to perform, fulfill or observe any obligation or liability of Franchisee set forth herein or any negligent act or omission by Franchisee or any cause or condition of any kind directly or indirectly arising in connection with the use, occupancy, maintenance, upkeep, repair, replacement or operation of any place of business, service station or marketing premises (including but not limited to adjacent sidewalks, drives, curbs, signs, poles and all other fixtures and equipment located thereon) which place of business, service station or marketing premise is or was either directly or indirectly owned, leased, operated, supplied, franchised, or licensed by or through Franchisee.

     (b) Franchisee hereby releases and agrees to indemnify and hold CITGO, its agents, servants, employees, successors and assigns, harmless from and against any and all claims, suits, losses, injuries, liabilities and damages, including attorneys' fees and costs of litigation, resulting from the shipment, delivery, use, storage, handling, and sale of petroleum products, including, but not limited to, the seepage or leakage of any petroleum products and fire or explosion at any place of business, service station or marketing premises, including, but not limited to, the storage tanks, piping and pumps located thereon which place of business, service station or marketing premises is or was either directly or indirectly owned, leased, operated, supplied, franchised or licensed by or through Franchisee.

     (c) Franchisee shall defend, indemnify and hold CITGO, its agents, servants, employees, successors and assigns, harmless from and against any fines, penalties, taxes, judgments, charges, or expenses, (including attorneys' fees and costs of litigation), for violations of any law, ordinance or regulation caused by any act or omission. whether negligent or otherwise, of Franchisee or its agents. servants, employees, contractors, dealers, franchisees or licensees.

     (d) Notwithstanding the foregoing provisions, Franchisee will not be responsible for violations of any law, ordinance or regulation by CITGO, nor for any acts or omissions arising from the sole negligence of CITGO, its agents, or employees.

15. INSURANCE. (a) Franchisee shall obtain and maintain, at its own expense, insurance through an insurer acceptable to CITGO. Such insurance shall include:

(1)  Worker's  Compensation  Insurance  covering  Franchisee's  employees;   and
Employer's Liability Insurance with a minimum limit of FIVE HUNDRED THOUSAND DOLLARS ($500,000) per occurrence.

(2) Commercial General Liability Insurance, including contractual liability and products-completed operations liability, explosion, and collapse liability, as well as coverage on all contractor's equipment (other than motor vehicles licensed for highway use) owned, hired, or used in performance of this Agreement having a minimum combined single limit of ONE MILLION DOLLARS ($1,000,000) each occurrence (or the equivalent) for bodily injury and property damage including personal injury.

(3) Automobile Liability Insurance, including contractual liability covering all motor vehicles owned, hired, or used in the performance of this Agreement, with a minimum combined single limit of ONE MILLION DOLLARS ($1,000,000) each occurrence (or the equivalent) for bodily injury and property damage.

     (b) The foregoing are minimum insurance requirements only and may not adequately meet the entire insurance needs of Franchisee. Franchisee shall list CITGO as an additional insured on all insurance policies described in subsection
(2) and (3) above and such insurance shall not be subject to other insurance clauses. Franchisee shall furnish to CITGO upon request with certificates of insurance acceptable to CITGO, which provide that coverage will not be canceled or materially changed prior to thirty (30) working days' advance written notice to CITGO.

     (c) Franchisee shall require its dealers, who are handling CITGO product, to maintain the insurance described herein.

16. ASSIGNMENT/TRANSFER. This Agreement may not be assigned by Franchisee except with CITGO's prior written consent which will not be unreasonably withheld. In the event more than thirty-five percent (35%) of the ownership interest of Franchisee's business is sold, transferred, or otherwise disposed of, then CITGO reserves the right to deem such a transfer an attempt to assign this Agreement. In any event, Franchisee must notify CITGO thirty (30) days prior to the transfer of any ownership interest in Franchisee's business.

17. RELATIONSHIP OF THE PARTIES. Franchisee is an independent contractor operating an independent business and is not authorized to act as an agent or employee of CITGO or to make any commitments or incur any expense or obligations of any kind on behalf of CITGO, unless expressly authorized by CITGO in writing.

18. GENERAL PROVISIONS. This Agreement shall bind the executors, administrators, personal representatives, assigns and successors of the respective parties. The right of either party to require strict performance by the other party hereunder shall not be affected by any previous waiver, forbearance or course of dealing. No delay or omission of CITGO in exercising or enforcing any right or power accruing upon any breach of this Agreement by Franchisee shall impair any such Light or power, or shall be construed to be a waiver of any breach of this Agreement, or any acquiescence therein. All notices hereunder shall be deemed to have been sufficiently given if and when presented or mailed by certified mail to the parties at the addresses above or such other addresses as may be furnished to the other in writing by certified mail. All understandings and agreements relating to the subject matter hereof either verbal or written, except insofar as incorporated in this Agreement, are hereby canceled and withdrawn. CITGO has made no promises, claims or representations to Franchisee which are not contained in this Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may be altered only by writing signed by the parties hereto. This Agreement shall not be binding upon CITGO until it has been duly accepted by CITGO as evidenced by the signature of its Vice President or other authorized designee. Commencement of dealing between the parties shall not be deemed a waiver of this requirement. This Agreement shall be governed by the laws of the State of Oklahoma.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed the day and year first above written.

                                        CITGO PETROLEUM CORPORATION

Firm: BOWLIN'S INCORPORATED


By /s/ Michael L. Bowlin                By /s/ Signature Illegible
   --------------------------------        -------------------------------------
   Title: President                        Title: Region Manager

/s/ Nina J. Pratz                          /s/ Signature Illegible
-----------------------------------        -------------------------------------
             Witness                                     Witness